  Exhibit 99.1

Tenax Therapeutics, Inc. Announces Transformative Acquisition of PH Precision Med

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Expands pipeline into Pulmonary Arterial Hypertension (PAH), a progressive, fatal orphan disease without a cure
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Imatinib, a tyrosine kinase inhibitor (TKI), has been shown to block critical disease promoting pathways and has demonstrated improved exercise capacity and hemodynamics in patients with advanced PAH
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Acquisition strengthens leadership team with appointment of Dr. Stuart Rich as Chief Medical Officer

Morrisville, NC, January 19, 2021 - Tenax Therapeutics, Inc. (Nasdaq: TENX), a specialty pharmaceutical company focused on identifying, developing, and commercializing products for the critical care market, today announced the acquisition of PH Precision Med (PHPM), a privately-held clinical stage biotech company focused on developing imatinib for the treatment of pulmonary arterial hypertension (PAH). The FDA has granted Orphan Drug Designation for imatinib for the treatment of PAH, an indication with a high unmet medical need.

The acquisition expands Tenax’s pulmonary hypertension pipeline with the addition of imatinib, a Phase 3 ready candidate. Imatinib is a tyrosine kinase inhibitor (TKI) that transformed the treatment of cancer by blocking the underlying pathways resulting in long lasting remissions. Subsequent preclinical and clinical studies in PAH indicate that imatinib may provide antiproliferative and disease-modifying effects in PAH patients through its ability to inhibit several growth factors including platelet-derived growth factor (PDGF). PDGF regulates vascular smooth muscle cell proliferation in PAH and is thought to be associated with the disease progression. Multiple clinical studies of imatinib in PAH patients provide convincing evidence that imatinib can provide impressive improvements in exercise capacity and hemodynamics in patients with advanced PAH. The strong efficacy results from these trials, combined with imatinib’s antiproliferative mechanism action, have raised the possibility that imatinib may work by modifying the underlying PAH disease process. Pursuant to the acquisition, Tenax’s clincial development plan includes advancing a delayed release oral formulation of imatinib, designed to avoid the gastric irritation, into a single pivotal trial pursuant to the 505(b)(2) pathway.

“The acquisition of PHPM immediately expands Tenax’s pipeline to include a second de-risked Phase 3 ready candidate with the potential to be the first disease modifying treatment of pulmonary arterial hypertension,” said Anthony DiTonno, Chief Executive Officer of Tenax. “The previous clinical trial designs led to high dropout rates and raised questions related to safety and tolerability, which limited further development of imatinib in PAH. We believe that PHPM’s innovative clinical development plan, which includes a novel formulation that mitigates the side effects without diminishing the bioavailability, has the potential to yield positive clinical outcomes in a single pivotal Phase 3 trial requisite for regulatory approval.”

Stuart Rich, MD, co-founder of PHDM, has been appointed Chief Medical Officer of Tenax Therapeutics. Dr. Rich currently serves as Professor of Medicine at Northwestern University Feinberg School of Medicine, and Director of the Pulmonary Vascular Disease Program at the Bluhm Cardiovascular Institute. He previously served as FDA Cardio-Renal Advisory Committee Member.

Mr. DiTonno continued, “In addition to this transformative asset, we are also pleased to welcome PHPM’s co-founder Dr. Rich to the Tenax management team. Dr. Rich is a pioneer in the field of pulmonary hypertension and its treatments. In addition, his many years of experience as an FDA advisory committee member provides Tenax with extraordinary knowledge of pulmonary hypertension disease mechanisms and modern regulatory strategies. I am confident this strengthened team is well positioned to maximize the clinical potential of imatinib and advance the clinical development of levosimendan for PH-HFpEF, which together have the potential to address significant unmet needs and large market opportunities.”

At the next regularly scheduled Board meeting, Dr. Rich is expected to be appointed to Tenax’s Board of Directors. In addition, in connection with Tenax’s 2021 Annual Meeting of Stockholders, two additional co-founders of PHPM, Declan Doogan, MD and Michael Davidson, MD, are expected to be nominated to join to Tenax’s Board of Directors. Dr. Doogan is a drug development executive with more than 30 years of experience in the pharmaceutical industry. After retiring from Pfizer in 2007 as the Senior VP Head of World Drug Development he was Head of R&D at Amarin where he helped raised $100 million to fund the reorganization leading to completion of a Phase 3 program and approval for Vascepa. He is cofounder and Chair of Biohaven (BHVN: NYSE) and co-founder of the healthy aging company Juvenescence. Dr. Davidson was founder of Omthera Pharmaceuticals, co-founder of Corvidia Therapeutics, Inc., and is currently Chief Executive Officer of New Amsterdam Pharma. Together they bring extensive experience of successful biotech development and leadership.

Dr. Rich remarked, “This acquisition by Tenax, a clinical-stage publicly traded company with a pulmonary hypertension focus, is testament to the PHPM team’s success in developing our novel and highly innovative clinical development plan. We will now focus advancing therapeutic candidates for Group 1 and Group 2 pulmonary hypertension with a precision medicine approach, to allow us to achieve the optimal treatment effects in our clinical trials. I look forward to joining the Tenax team to unlock the clinical potential of imatinib for patients with severe PAH.”

In connection with his appointment, on January 15, 2021, Dr. Rich was awarded an option to purchase 250,000 shares of the Company’s common stock. This award was made in accordance with the employment inducement award exemption provided by Nasdaq Rule 5635(c)(4) and was therefore not awarded under the Company’s stockholder approved equity plan. The option award will vest as follows: 25% upon initiation of a Phase 3 trial; 25% upon database lock; 25% upon acceptance for review of an NDA; and 25% upon approval. The options have a 10-year term and an exercise price of $1.78 per share, the January 15, 2021 closing price of the Company's common stock.

In connection with the acquisition, Tenax will issue to PHPM’s stockholders in a private placement an aggregate of approximately 12.1 million unregistered shares of common stock and securities convertible into common stock.  These securities were issued as follows at closing:

(i)
1,892,905 shares of Tenax Common Stock, representing approximately 15% of Tenax's outstanding Common Stock prior to closing, and
(ii)
10,232 shares of Class B Preferred Stock that, following stockholder approval, will be converted into up to 10,232,000 shares of Common Stock. The Preferred Stock will have voting rights equal to approximately 4.99% of the Company's pre-transaction shares outstanding, such that the total voting rights of shares issued in the transaction prior to stockholder approval will not exceed 19.99% of the pre-transaction outstanding common stock.

Stockholder approval was not required and was not sought for the consummation of the acquisition; however, Tenax intends to seek stockholder approval for the full issuance of the securities contemplated in the transaction. A more complete description of the acquisition is available in the Form 8-K filed by Tenax Therapeutics with the Securities and Exchange Commission (the “SEC”) on January 19, 2021. This press release is neither an offer to sell nor a solicitation of an offer to buy any of the Tenax Therapeutics’ securities. No offer, solicitation, or sale will be made in any jurisdiction in which such offer, solicitation, or sale is unlawful. The terms and conditions of the transactions described in this press release are qualified in their entirety by reference to the transaction documents, which were filed on January 19, 2021 with the SEC on Form 8-K.

About Tenax Therapeutics

Tenax Therapeutics, Inc., is a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company has a world-class scientific advisory team including recognized global experts in pulmonary hypertension. The Company owns North American rights to develop and commercialize levosimendan and has recently released topline data regarding their Phase 2 clinical trial for the use of levosimendan in the treatment of Pulmonary Hypertension associated with Heart Failure and preserved Ejection Fraction (PH-HFpEF). For more information, visit www.tenaxthera.com.

About Levosimendan

Levosimendan is a calcium sensitizer that works through a unique triple mechanism of action. It initially was developed for intravenous use in hospitalized patients with acutely decompensated heart failure. It was discovered and developed by Orion Pharma, Orion Corporation of Espoo Finland, and is currently approved in over 60 countries for this indication and not available in the United States. Tenax Therapeutics acquired North American rights to develop and commercialize levosimendan from Phyxius Pharma, Inc.

About Imatinib

Imatinib is an antiproliferative agent developed to target the BCR-ABL tyrosine kinase in patients with chronic myeloid leukemia. The inhibitory effects of imatinib on PDGF receptors and c-KIT suggested that it may be efficacious in PAH. Imatinib reversed experimentally induced pulmonary hypertension and has pulmonary vasodilatory effects in animal models and proapoptotic effects on pulmonary artery smooth muscle cells from patients with idiopathic PAH. In a phase 3 clinical trial imatinib produced significant improvements in exercise capacity, but a high rate of dropouts attributed largely to gastric intolerance prevented regulatory approval.

Caution Regarding Forward-Looking Statements

This news release contains certain forward-looking statements by the Company that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. The forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to matters beyond the Company’s control that could lead to delays in the clinical study, new product introductions and customer acceptance of these new products; matters beyond the Company’s control that could impact the Company’s continued compliance with Nasdaq listing requirements; the impact of management changes on the Company’s business and unanticipated charges, costs and expenditures not currently contemplated that may occur as a result of management changes; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission, including in its annual report on Form 10-K filed on March 30, 2020, and its quarterly report of Form 10-Q filed on November 16, 2020, as well as its other filings with the SEC. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. Statements in this press release regarding management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Contacts
Investor Contact:
Westwicke, an ICR Company
Stephanie Carrington, 646-277-1282
stephanie.carrington@westwicke.com